EXHIBIT 22

                                  SUBSIDIARIES


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                         SUBSIDIARIES OF THE REGISTRANT
                      (Upon the completion of Transaction)


                                                                      State of
                                                       Percentage  Incorporation
                                                           of            or
Parent                       Subsidiary                 Ownership   Organization
------                       ----------                ----------  -------------
Wyman Park Bancorporation    Wyman Park Federal            100%        Federal
                             Savings & Loan Association

Wyman Park Federal           WP Financial Corporation      100%        Maryland
Savings & Loan Association


         It is contemplated that the financial statements of the Registrant will be consolidated with Wyman Park Federal Savings & Loan Association.